Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

AMERICAN INTEGRITY INSURANCE GROUP, INC.

(Effective    , 2025)

*****

ARTICLE I

OFFICES

Section 1.01. Registered Office. The address of the registered office of American Integrity Insurance Group, Inc. (the “Corporation”) in the State of Delaware, shall be as set forth in the Corporation’s certificate of incorporation, as may be amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors). The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of remote communication or held in person and by means of remote communication.

Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting in accordance with these Bylaws.

Section 2.03. Special Meetings. A special meeting of stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors or by the Chairman of the Board of the Board of Directors of the Corporation and may not be called by any other person. The Board of Directors or the Chairman of the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors, respectively, subject to the requirements of the Certificate of Incorporation.

Section 2.04. Conduct at Meetings. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall act as chairman of any meetings of stockholders. Only the Board of Directors may determine who shall act as chairman of any meeting of stockholders. The Secretary of the Corporation shall act as secretary of the meeting. If the Secretary of the Corporation is not present, the chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, (a) convening the meeting, concluding the meeting and rescheduling, recessing or adjourning the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, (b) announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, (c) imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, (d) establishing procedures for the dismissal of business not properly presented, (e) maintaining order at the meeting and safety of those present, (f) restricting entry to the meeting after the time fixed for commencement,

(g) limiting the circumstances in which any person may make a statement or ask questions, and the time allotted thereto, at any meeting of stockholders, (h) removing any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (i) restricting the use of audio and video recording devices, cell phones and other electronic devices, (j) establishing rules, regulations or procedures for compliance with any state or local laws or regulations, including those concerning safety, health and security, (k) implementing procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) establishing any rules, regulations or procedures as the chairman of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 2.05. Notice of Meetings; Waivers of Notice; Adjourned Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(c) The Board of Directors or the chairman of the meeting may adjourn the meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) to another time or place, if any (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time thereof, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for notice of the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If, after the adjournment, the Board of Directors fixes a new record date for determination of stockholders entitled to vote at the adjourned meeting, the Board of Directors shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

Section 2.06. Quorum. Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by means of remote communication (if applicable) or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to otherwise leave less than a quorum. If a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority in voting interest of the stockholders present in person or by means of remote communication (if applicable) or represented by proxy may adjourn the meeting, in the manner provided in Section 2.05(c), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.07. Voting.

(a) Unless otherwise provided by Delaware Law or the Certificate of Incorporation, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or by means of remote communication (if applicable) or represented by proxy at the meeting and entitled to vote on the subject matter, voting as a single class, shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, nominees for director shall be elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a “majority of votes cast” shall mean that the number of shares of capital stock of the Corporation voted “for” a nominee’s election exceeds the number of shares of capital stock of the Corporation voted “against” such nominee’s election, with abstentions and broker non-votes not counted as votes cast either “for” or “against” such nominee’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, nominees for director shall be elected by a plurality of votes cast by holders of shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting at which a quorum is present. For purposes of these Bylaws, a “contested election” shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.10 of these Bylaws or under applicable law and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders.

(b) If a nominee for director who is an incumbent director fails to receive a majority of votes cast and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) shall consider the tendered resignation and recommend to the Board of Directors whether to accept it. The Board of Directors shall consider and act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, within ninety (90) days following certification of the stockholder vote, and thereafter shall promptly disclose its decision whether to accept the director’s tendered resignation (and, if applicable, the reasons for rejecting the resignation) in a press release to be disseminated in the manner that the Corporation’s press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee’s recommendation or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the annual meeting of stockholders at which the term of office of the Class (as defined below, subject to the declassification of the Board of Directors provided in the Certificate of Incorporation) to which such director stood expires and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director fails to receive a majority of votes cast and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of these Bylaws or may decrease the size of the Board of Directors.

(c) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, and delivered to the Secretary of the Corporation. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of Delaware Law, provided, that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. No proxy shall be voted after one (1) year from its date, unless said proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors.

(d) Shares abstaining from voting on a matter and broker non-votes will be counted for purposes of determining a quorum but will not count as votes cast.

Section 2.08. Actions Not Permitted by Written Consent. Unless otherwise provided in the Certificate of Incorporation, an action to be taken at any annual or special meeting of stockholders may not be taken without a meeting, without prior notice or without a vote.

Section 2.09. Voting Lists. The officer or agent having charge of the transfer book for stock of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares of stock held by each, available for inspection by any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, either (a) during ordinary business hours, at the Corporation’s principal executive offices, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting. The original stock transfer books (or any duplicates thereof maintained by the Corporation) shall be the only evidence of the identity of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 2.10. Advance Notice of Stockholder Nominations and Proposals.

(a) Timely Notice. At an annual meeting of the stockholders, only such nominations of persons for the election to the Board of Directors shall be considered and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any authorized committee thereof) or (iii) otherwise properly brought before an annual meeting by a stockholder (A) who is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time such notice of meeting is delivered, on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders and through the time of such annual meeting of stockholders, (B) who is entitled to vote at the meeting and (C) who complies with the procedures set forth in this Section 2.10. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.10(a)(iii), a Proposing Stockholder (as defined below) must have given timely notice thereof pursuant to this Section 2.10, in writing to the Secretary of the Corporation, even if such matter is already the subject of any notice to the stockholders or Public Disclosure (as defined below) from the Board of Directors. To be timely, a Proposing Stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than the Close of Business (as defined below) on the ninetieth (90th) day, nor earlier than the Close of Business on the one hundred and twentieth (120th) day, in advance of the anniversary of the previous year’s annual meeting, if such meeting is to be held on a day which is not more than thirty (30) days in advance of the anniversary of the previous year’s annual meeting or not later than seventy (70) days after the anniversary of the previous year’s annual meeting, and (y) with respect to any other annual meeting of stockholders, not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the Close of Business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the adjournment or postponement (or Public Disclosure of such adjournment or postponement) of an annual meeting commence a new notice time period (or extend any notice time period) for the giving of a stockholder’s notice as described above.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s timely notice to the Secretary of the Corporation (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.10) shall set forth or include:

(i) the name, age, business address and residential address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the number of shares of capital stock of the Corporation that are owned of record and directly or indirectly beneficially by each such nominee (if any) and the date or dates on which such shares were acquired;

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(v) a completed questionnaire executed by the nominee regarding the background and qualification of such person to serve as a director, in the form to be provided by the Secretary (which form the Proposing Stockholder shall request from the Secretary of the Corporation in writing no less than ten (10) Business Days prior to providing notice of a nomination, and which the Secretary of the Corporation shall provide to such Proposing Stockholder within three (3) Business Days of receiving such request from the Proposing Stockholder);

(vi) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request within three (3) Business Days after receiving such request) executed by the nominee acknowledging that such person:

(A) consents to being named in the proxy statement as a nominee and to serving as a director if elected;

(B) intends to serve as a director for the full term for which such person is standing for election; and

(C) makes the following representations and undertakings: (1) that the director nominee has read and agrees to adhere to all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws, the Corporation’s Corporate Governance Guidelines, the Corporation’s Code of Ethics and Business Conduct, the Corporation’s Related Party Transactions Policy, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading (which other policies and guidelines will be provided to such nominee within five (5) Business Days after the Secretary of the Corporation receives any written request therefor from such nominee), and will comply with all applicable fiduciary duties under Delaware Law, (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director, and (4) that the director nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in all material respects;

(vii) as to the Proposing Stockholder and each Stockholder Associated Person (as defined below):

(A) the name, business address and residential address of the Proposing Stockholder as they appear on the Corporation’s books and the name, business address and residential address of any Stockholder Associated Person;

(B) the class or series and number of shares of the Corporation’s capital stock that are directly or indirectly owned, specifying the type of ownership (beneficially and of record), by the Proposing Stockholder and by any Stockholder Associated Person, in each case as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by the Proposing Stockholder and by any Stockholder Associated Person as of the record date for the meeting promptly following the later of the record date or the first date of Public Disclosure of the record date;

(C) a description of any material agreement, arrangement or understanding (written or oral) between such Proposing Stockholder, on the one hand, and any Stockholder Associated Person, on the other hand, related to (1) the nomination or other business proposed in the notice or (2) any subject matter that will be material in the Proposing Stockholder’s solicitation of stockholders (including, without limitation, matters of social, labor, environmental or governance policy);

(D) a description of any material agreement, arrangement or understanding (written or oral) between such Proposing Stockholder or any Stockholder Associated Person, on the one hand, and the director nominee, on the other hand, related to (1) the nomination or (2) any subject matter that will be material in the Proposing Stockholder’s solicitation of stockholders (including, without limitation, matters of social, labor, environmental or governance policy);

(E) a description of any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Proposing Stockholder or any Stockholder Associated Person in the Corporation or any affiliate thereof or in the proposed business or nomination to be brought before the meeting by the Proposing Stockholder, other than an interest arising from the ownership of Corporation securities where such Proposing Stockholder or such Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(F) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by the Proposing Stockholder or any Stockholder Associated Person;

(G) any material agreement, arrangement, understanding, or relationship, including any pledge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the Proposing Stockholder or by any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Stockholder or any Stockholder Associated Person with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series or capital stock or other securities of the Corporation;

(H) a description of any other direct or indirect opportunity for the Proposing Stockholder or any Stockholder Associated Person to profit or share in any profit (including any performance-based fees other than an asset-based fee) derived from any increase or decrease in the value of shares or other securities of the Corporation or value of Derivative Securities;

(I) any proxy, contract, arrangement, understanding or relationship (1) pursuant to which the Proposing Stockholder or any Stockholder Associated Person has a right to vote any shares or other securities of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder by way of a solicitation statement filed on Schedule 14A) and (2) that the Proposing Stockholder or any Stockholder Associated Person has with any stockholder of the Corporation (including the name and business address of such stockholder) with respect to how such stockholder will vote such stockholder’s shares in the Corporation at any meeting of the Corporation’s stockholders or take other action to financially support any proposed nominee or other business, or other action to be taken, by the Proposing Stockholder or any Stockholder Associated Person;

(J) the names and addresses of other stockholders (including beneficial and record owners) known by the Proposing Stockholder or by any Stockholder Associated Person to provide financial support in furtherance of the nomination or other business proposal submitted by the Proposing Stockholder, and to the extent known, the class or series and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders;

(K) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which the Proposing Stockholder or any Stockholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partnership, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;

(L) a description of all agreements, arrangements, and understandings between the Proposing Stockholder or any Stockholder Associated Person and any other Person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities;

(M) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by means of remote communication (if applicable) or by proxy or cause a Qualified Representative (as defined below) of such Proposing Stockholder to appear in person or by means of remote communication (if applicable) at the meeting to nominate the person or persons specified in the notice or to propose such other business, and an acknowledgement that, if the Proposing Stockholder (or a Qualified Representative of the Proposing Stockholder) does not appear to present the Proposing Stockholder’s nomination or other business proposal at such meeting, the Corporation need not present the Proposing Stockholder’s nomination or other business proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(N) any rights to dividends on the shares of the Corporation owned beneficially by the Proposing Stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(O) the date(s) of first contact between the Proposing Stockholder and any Stockholder Associated Person, on the one hand, and the proposed nominee, on the other hand, with respect to the Corporation and any proposed nomination(s) of any person(s) (including the proposed nominee) for election as a director of the Corporation;

(P) any material equity interests (other than any equity interests held through any index fund) or any Derivative Security held by such Proposing Stockholder or any Stockholder Associated Person in any competitor of the Corporation that the Corporation may identify in Part I, Item 1 of the Annual Report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any Current Report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a stockholder’s notice under Section 2.10 (each, a “Principal Competitor”);

(Q) any direct or indirect interest (other than solely as a result of ownership of securities of the Corporation) of the Proposing Stockholder or any Stockholder Associated Person in any contract with any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(R) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Proposing Stockholder or any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Stockholder or any Stockholder Associated Person was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant;

(S) any other information relating to the Proposing Stockholder and any Stockholder Associated Person that would be required to be disclosed in (1) a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or (2) a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Stockholder or any Stockholder Associated Person with respect to the Corporation (regardless of whether such Person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Proposing Stockholder or any Stockholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

(T) a complete and accurate description of any pending, or to the Proposing Stockholder’s knowledge, threatened, legal proceeding in which such Proposing Stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such Proposing Stockholder’s knowledge, involving any current or former officer, director, affiliate or associate of the Corporation;

(U) a statement of whether or not the Proposing Stockholder, its Qualified Representatives and/or any Stockholder Associated Person intend to solicit proxies with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement: (1) confirming whether the Proposing Stockholder, its Qualified Representatives and/or any Stockholder Associated Person intends, or is part of a group that (x) in the case of a nomination, intend to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intend to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such Proposing Stockholder, its Qualified Representatives and/or any Stockholder Associated Person intend to otherwise solicit proxies from stockholders in support of such nomination or other business proposal;

(V) a representation that the Proposing Stockholder will provide the Corporation with the updates and supplements required by Section 2.10(d); and

(W) a representation that the Proposing Stockholder has complied with all applicable requirements of Delaware Law and the Exchange Act with respect to matters set forth in this Section 2.10.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility and suitability of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within ten (10) days after it has been requested by the Corporation. Notwithstanding anything to the contrary in this Section 2.10(b)(vii), the disclosures described in this Section 2.10(b)(vii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee holder who is a stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth, as to each matter the Proposing Stockholder proposes to bring before the annual meeting, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (iii) any other information relating to the Proposing Stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) all of the other information required by Section 2.10(b)(vii) above.

(d) Supplements and Updates.

(i) A Proposing Stockholder providing notice of a director nomination or other business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (A) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five (5) Business Days after such record date and (B) in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) Business Days prior to the date for the meeting or any adjournment or postponement thereof. Such update and supplement shall (A) be made only to the extent that information has changed in any material respect since the Proposing Stockholder’s prior submission and (B) clearly identify the information that has changed since the Proposing Stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.10(d) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.10 and shall not extend the time period for the delivery of notice pursuant to this Section 2.10. If a Proposing Stockholder fails to provide any written update or supplement in accordance with this Section 2.10(d), the information as to which such written update or supplement relates may be deemed not to have been provided in accordance with this Section 2.10.

(ii) If any information submitted pursuant to this Section 2.10 shall be inaccurate in any material respect (as determined by the Board of Directors), such information shall be deemed not to have been provided in accordance with this Section 2.10. The Proposing Stockholder shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any material inaccuracy or material change in any information submitted pursuant to this Section 2.10 (including if the Proposing Stockholder or any Stockholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.10(b)(vii)(U)) within two (2) Business Days after becoming aware of such inaccuracy or change. Any such notification shall clearly identify the inaccuracy, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Proposing Stockholder. Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), the Proposing Stockholder shall provide, within five (5) Business Days after delivery of such request (or such earlier period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Proposing Stockholder pursuant to this Section 2.10 and (B) a written affirmation of any information submitted by such Proposing Stockholder pursuant to this Section 2.10 as of an earlier date. If the Proposing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.10.

(e) Proxy Rules. Notwithstanding the foregoing provisions of this Section 2.10, a Proposing Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor rule thereto), or (ii) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. This Section 2.10 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(f) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as is a proper matter for stockholder action under Delaware Law and as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation, upon the record date for the determination of stockholders entitled to vote at the special meeting through the date of such meeting, (B) who is entitled to vote at the meeting and upon such election and (C) who complies with the notice procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day prior to such special meeting and not earlier than the Close of Business on the later of the one hundred and twentieth (120th) day prior to such special meeting or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above.

(g) Effect of Noncompliance.

(i) Notwithstanding anything in these Bylaws to the contrary, (A) no nominations shall be made or business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.10, and (B) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual or special meeting pursuant to this Section 2.10 does not comply with or provide the information required under this Section 2.10 to the Corporation promptly following the later of the record date or the first date of Public Disclosure of the record date, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii) Notwithstanding the provisions of this Section 2.10, unless otherwise required by law, no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has compiled with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (A) any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such stockholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary of the Corporation, no later than five (5) Business Days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(iii) The Board of Directors (or an officer designated thereby) shall have the power and the duty to determine whether a nomination has been made or other business has been proposed in accordance with the provisions set forth in this Section 2.10, and, if the Board of Directors or such officer determines that any nomination was not made or such other business was not proposed in accordance with the provisions of this Section 2.10, such nomination or such other proposed business shall not be considered at the meeting in question.

(h) Delivery. Any written notice, supplement, update or other information required to be delivered by a Proposing Stockholder to the Corporation pursuant to this Section 2.10 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(i) Definitions.

(i) “affiliate” and “associate” each has its respective meaning set forth in Rule 12b-2 under the Exchange Act.

(ii) “beneficial owner” or “beneficially owned” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(iii) “Business Day” means any day other than Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

(iv) “Close of Business” means 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a Business Day.

(v) “Immediate Family” has the meaning set forth in Rule 16a-1(e) under the Exchange Act.

(vi) “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, or a government or political subdivision thereof.

(vii) “Proposing Stockholder” means, collectively, any stockholder (other than a stockholder that is a depositary) giving the notice of director nomination or proposal of other business and, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or other business is proposed, such beneficial owner.

(viii) “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

(ix) A “Qualified Representative” of a stockholder means a person that is a duly authorized officer, manager or partner of such stockholder or is authorized by a writing (A) executed by such stockholder, (B) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such stockholder and (C) stating that such person is authorized to act for such stockholder with respect to the action to be taken.

(x) “Stockholder Associated Person” means, with respect to a Proposing Stockholder, (A) any Person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such Proposing Stockholder, (B) any affiliate or associate of such Proposing Stockholder, (C) any “participant” (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Proposing Stockholder with respect to any proposed business or nominations, (D) any beneficial owner of shares of stock of the Corporation owned of record by such Proposing Stockholder and (E) any proposed nominee of such Proposing Stockholder.

ARTICLE III

DIRECTORS

Section 3.01. General Powers. Except as otherwise provided by Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term of Office.

(a) The number of directors which shall constitute the Board of Directors shall be fixed exclusively from time to time solely by resolution adopted by the affirmative vote of a majority of the Board of Directors. As set forth in Article VI of the Certificate of Incorporation, the directors shall be divided into three (3) classes (each, a “Class”) as nearly equal in size as practicable, designated Class I, Class II and Class III, until the annual meeting of stockholders to be held in 2029, at which time, a phase-in of a declassified Board of Directors shall begin as specified in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. Commencing with the annual meeting of stockholders to be held in 2029, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election. Commencing with the annual meeting of stockholders to be held in 2031, the classification of the Board of Directors shall fully terminate, and all directors shall be of one class elected at each annual meeting of stockholders. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

(b) Any proposed nominee shall not be eligible for election as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or the Nominating and Corporate Governance Committee, made himself or herself available for interviews by directors of the Corporation and/or other persons designated by the Board of Directors or the Nominating and Corporate Governance Committee and provided answers during such interviews that were accurate and reasonably complete in all material respects with respect to, among other things, the information about such person included in the notice from the Proposing Stockholder described in Section 2.10 (if applicable), such person’s qualifications to serve as a director and other matters relating to such person’s candidacy or prospective service as a director of the Corporation.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by Delaware Law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, if any, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. Regular meetings of the Board of Directors may be held without notice being given at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or upon written request of a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the date of the meeting, or such shorter notice period as may be deemed necessary or advisable by the person or persons calling the meeting. Notice of special meetings of the Board of Directors shall be given in such manner as is determined by the Board of Directors. The notice need not specify the purpose of the meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval; or (b) adopting, amending or repealing the Bylaws of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.10. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of Delaware Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.11. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Section 3.13. Vacancies. Except as otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall coincide with the term of the Class to which such director shall have been elected (subject to the declassification of the Board of Directors provided in the Certificate of Incorporation). If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.14. Removal. Any director may be removed from office as provided in the Certificate of Incorporation.

Section 3.15. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.16. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of preferred stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.13 and 3.14 of this Article III unless otherwise provided therein.

ARTICLE IV

OFFICERS

Section 4.01. Positions and Appointment. The officers of the Corporation may include a Chief Executive Officer, a President, a Chairman, a Chief Financial Officer, a Treasurer and a Secretary, among others as the Board of Directors may appoint. In accordance with Section 4.01(f) of these Bylaws, the Board of Directors may, by resolution, appoint other officers and delegate to any officer of the Corporation the power to appoint and remove the other officers referenced in Section 4.01(f) of these Bylaws. Any two (2) or more offices may be held by the same person but no officer may act in more than one capacity when action of two or more officers is required. The Board of Directors may, by resolution, appoint two (2) persons to the same office, such that an officer position may be filled by two (2) individuals serving simultaneously, with the titles of such persons to be as designated by the Board of Directors. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer.

(a) Chief Executive Officer. The Chief Executive Officer of the Corporation (the “Chief Executive Officer”) shall perform such duties as may be assigned to him or her from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Corporation and shall be its chief policy making officer. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interests of the Corporation may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The Chief Executive Officer shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.

(b) Chairman. The Board of Directors, by resolution adopted by an affirmative majority of the Board of Directors, may designate the Chairman of the Board of Directors as an executive officer of the Corporation (the “Chairman”). The Chairman shall report to the Board of Directors and shall have such other authority and duties as are specifically delegated by the Board of Directors to the Chairman. The Chairman may execute deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated solely to another officer or delivery thereof shall be otherwise required by law to be executed and delivered by another person.

(c) President. The President of the Corporation (the “President”) shall perform such duties as may be assigned to him or her from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall perform all duties incident to the office of a president in a corporation organized under Delaware Law. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated solely to another officer or delivery thereof shall be otherwise required by law to be executed and delivered by another person.

(d) Chief Financial Officer. The Chief Financial Officer of the Corporation (the “Chief Financial Officer”) shall be the principal financial officer of the Corporation. The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

(e) Treasurer. The Treasurer of the Corporation (the “Treasurer”) shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

(f) Secretary. The Secretary of the Corporation (the “Secretary”) shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of stockholders and, when necessary, special meetings of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then either the Board of Directors or the Chairman of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(g) Other Officers; Delegation of Power. In addition to the officers enumerated in this Section 4.01, the Board of Directors may, by resolution, appoint such other officers as the Board of Directors may deem necessary, each of whom shall have the powers and duties assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors may delegate to any officer of the Corporation the power to appoint and to remove any such other officers and to prescribe their respective powers and duties.

Section 4.02. Term; Vacancies. Each officer of the Corporation shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors or by other officers upon whom such power of removal may have been conferred by the Board of Directors. The removal of an officer shall be without prejudice to such officer’s contract rights, if any.

Section 4.04. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to an officer if the Board of Directors has delegated to such officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.05. Compensation. Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or any applicable rule or regulation, including any rule or regulation of any stock exchange upon which the Corporation’s securities are then listed for trading.

ARTICLE V

CAPITAL STOCK

Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation may be represented by certificates; provided, that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by any two (2) authorized officers of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

Section 5.04. Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new stock certificate in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.05 Consideration for Shares. Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board of Directors. The consideration may consist of any tangible or intangible property or benefit to the Corporation including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there will have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 6.01. General. The Corporation shall, to the fullest extent permitted by law as it presently exists or may hereafter be amended, indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer in any other capacity while serving as a director or officer, against all expenses, liability and loss

(including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, have reasonable cause to believe that the person’s conduct was unlawful.

Section 6.02. Actions by or in the Right of the Corporation. The Corporation shall, to the fullest extent permitted by law as it presently exists or may hereafter be amended, indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer in any other capacity while serving as a director or officer, against all expenses, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under ERISA, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State Delaware or such other court shall deem proper.

Section 6.03. Indemnification Against Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 and 6.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.04. Board Determinations. Any indemnification under Sections 6.01 and 6.02 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 6.01 and 6.02 hereof. Such determination shall be made with respect to a person who is a director or officer at the time of such determination: (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such disinterested directors, by independent counsel in a written opinion to the Board of Directors; or (d) by the stockholders.

Section 6.05. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation or, subject to Section 6.08 hereof, by an employee or agent of the Corporation, in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or in this Section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, limited liability company, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.06. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Delaware Law, the Certificate of Incorporation or this Article VI.

Section 6.08. Other Indemnification and Advancement of Expenses. The Corporation may, to the extent authorized from time to time by the Board of Directors or by the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses to any current or former employee or agent of the Corporation with the same or lesser scope and effect as the foregoing indemnification of, and advancement of expenses to, current and former directors and officers of the Corporation.

Section 6.09. Certain Definitions. For purposes of this Article VI, (a) references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

Section 6.10. Repeal or Modification of Indemnification. All rights to indemnification and to the advancement of expenses under this Article VI shall be deemed to be a contract between the Corporation and each director, officer, employee, fiduciary or agent who serves or served in such capacity at any time while this Article VI is in effect. Any repeal or modification of this Article VI or any repeal or modification of relevant provisions of Delaware Law or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may in its discretion or as required by law fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.02. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 7.03. Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 7.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 7.06. Amendments. These Bylaws or any of them may be altered, amended or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon voting together as a single class. Unless a higher percentage is required by the Certificate of Incorporation as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or by a majority of the Board of Directors.

Section 7.07. Severability. To the extent any provision of these Bylaws is held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of these Bylaws shall not be affected thereby, and in lieu of such invalid, illegal or unenforceable provision, there shall be added automatically as a part of these Bylaws a provision as similar in terms to such invalid, illegal or unenforceable provision as may be legal, valid and enforceable.

Section 7.08. Headings. Section or paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.

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